                                  ATTACHMENT A

      Arthur Geiger and Barbara Geiger have individually sold shares of Common Stock of Electronic Clearing House, Inc. ("ECHO") through a series of transactions as set forth below:


                  Common Stock & Shares Sold or Transferred
                       (may be deemed beneficially owned)

Transaction      Arthur          Trusts           Barbara      Geiger             Client
Date             Geiger                                        Children           Trusts

Prior to
11/27/98                         75,000
11/30/98         37,200          20,000           22,800        20,000
12/7/98                                                         10,000
12/8/98                           5,000                            500
12/24/98                                                         1,500
12/28/98         23,900          20,000           45,000         2,000
12/31/98                         11,000
1/8/99                           33,000
1/11/99                          13,000


TRANSFERS
---------
12/18/99                        220,000(1)




(1) Distribution from Trust to beneficiaries. 110,000 were distributed to Barbara Geiger, and are reflected in Item No. 7.









                                      8